UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2018
IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Monument Circle, Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)
317-261-8261
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.
On July 18, 2018, Indianapolis Power & Light Company (“IPL”), the principal subsidiary of IPALCO Enterprises, Inc. (the “Registrant” or “IPALCO”) and a subsidiary of The AES Corporation, entered into a Stipulation and Settlement Agreement (the “Settlement”) with the intervening parties in IPL’s pending electric service base rate case filing at the Indiana Utility Regulation Commission (the “IURC”). The Settlement provides for updated base rates for electric service customers in IPL’s service territory and is subject to, and conditioned upon, approval by the IURC. Along with setting the updated base rates and in addition to establishing certain other rate matters, the Settlement, if approved, would:

•Establish a revenue requirement of $1,413,182,000 for IPL’s electric service base rates, based on a stipulated revenue deficiency of $43,877,000;

•Provide for a return on common equity of 9.99%, a return on preferred equity of 5.37% and a cost of long-term debt of 5.03% based on a capital structure of 43.64% common equity, 1.92% preferred equity and 54.44% long-term debt;

•Establish a rate base of $3,339,565,000, inclusive of IPL’s Harding Street battery energy storage facility and newly constructed Eagle Valley combined cycle gas turbine plant;

•Provide to customers over two years a credit of approximately $50,200,000 under IPL’s Environmental Compliance Cost Recovery Adjustment Rider (the “ECR”), which is in addition to a credit to customers of approximately $9,510,0000 previously established in a separate IURC proceeding with respect to the Tax Cuts and Jobs Act of 2017; and

•Subject to adjustment based on IPL’s 2017 tax return after it is filed, address all issues regarding the impact of the Tax Cuts and Jobs Act of 2017.

A hearing at the IURC on the Settlement is currently scheduled for August 9, 2018 and IPL expects an order from the IURC in the fourth quarter of 2018. IPL’s electric service base rate case docket, which will include a copy of the Settlement, is available through IURC’s online portal at https://iurc.portal.in.gov by searching Docketed Cases for Cause No. 45029. The information available through the portal or on the website of the IURC is not incorporated herein.

Forward-Looking Statements
This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs and current expectations and typically contain, but are not limited to, the terms “anticipate,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “estimate,” “plan” and similar words. Such forward-looking statements include, but are not limited to, statements with respect to the timing and implementation of the provisions of the Settlement and other management expectations and similar matters. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in IPALCO’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in IPALCO’s 2017 Annual Report on Form 10-K. Readers are encouraged to read IPALCO’s filings to learn more about the risk factors associated with IPALCO’s business. IPALCO’s undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any security holder who desires copies of IPALCO’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, IPALCO Enterprises, Inc., One Monument Circle, Indianapolis, IN 46204. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

Date: July 19, 2018	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

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